UNIT STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2015 (February 5, 2015)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael T. Smith to the Company’s Board of Directors

In accordance with the Company’s Bylaws, on February 5, 2015, Mr. Michael T. Smith was appointed as a member of the Board of Directors (the “Board), effective as of such date. Mr. Smith’s term as a member of the Board shall expire at our 2015 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualifies, or until the earlier of his death, resignation or removal.

Mr. Smith, age 71, is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having served from October 1997 to May 2001. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes, he spent nearly 20 years with General Motors Corporation in a variety of financial management positions.

Mr. Smith is currently a director, Chair of the Nominating and Governance Committee and Audit Committee member of Teledyne Technologies Incorporated, which provides enabling technologies for industrial growth markets. He also serves as a director for WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry and FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices. He previously served as a director of ATK Alliant Techsystems, Inc., an advanced weapon and space systems company, from 1997 to 2009, Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006, Ingram Micro Corporation, a technology sales, marketing and logistics company from 2001 to 2014. Mr. Smith holds a B.A. Degree in Political Science from Providence College and an MBA from Babson College and served as an officer in the United States Army. Mr. Smith brings strong financial skills that are important in the understanding and oversight of our financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe qualify him provide guidance as a Director to the Company.

Commencing with his appointment, Mr. Smith received 200,000 shares of the Company’s common stock in exchange for his service on the Board.

Mr. Smith does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Mr. Smith does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Hiring of Timothy Peach as Chief Financial Officer

On March 12, 2015, the Company announced that it had entered into an At-Will Employment Agreement (the “CFO Agreement”) with Mr. Timothy Peach pursuant to which Mr. Peach would serve as the Company’s Chief Financial Officer.

The CFO Agreement provides that Mr. Peach will serve at the will of the Company’s Board of Directors (the “Board”) and may be terminated without notice or cause. Subject to other customary terms and conditions of such agreements, the CFO Agreement provides that Mr. Peach will receive a base salary of $96,000 per year, which may be adjusted each year at the discretion of the Company’s Board of Directors. As further consideration, the CFO Agreement included at the time of execution to Mr. Peach, 100,000 shares of the Company’s common stock and cashless warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.50 with a term of five years. After six months of continuous employment and satisfactory review by the Board, the CFO Agreement provides that Mr. Peach will receive cashless warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.50 with a term of five years.

The foregoing summary of the CFO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference. The business experience of Mr. Peach is set forth below:

Timothy Peach - Since February 2015, Mr. Peach has served as the Company’s Chief Financial Officer. From 2008 until 2014, Mr. Peach served as Chief Financial Officer, Executive Vice President, and Vice President of Finance of Oncure Medical Corp., a radiation oncology treatment center management company located in Englewood, CO, where, in 2013, he played an integral role in guiding the company through a reorganization and related acquisition, and was hired by the acquirer to assist in the transition to the new ownership. From 2004 until 2008, Mr. Peach served as Chief Financial Officer and Vice President of Finance for VISTA International Technologies, Inc., a waste to energy technology company. He served as an SEC and compliance consultant to growing companies from 2003-2004 and was the Vice President Finance and Chief Accounting Officer/Controller at Convergent Group Corp. from 1998 until 2002. Prior to 2002, he earned his CPA at PricewaterhouseCoopers and held a variety of senior financial positions at Executive Telecard, Ltd., Kaire International and Telectronics Pacing Systems, Inc. Mr. Peach received his MBA from the University of Pittsburgh. Our Board believes Mr. Peach’s qualifications to serve as our Chief Financial Officer include his extensive financial and operations experience earned in both early stage and established companies.

Mr. Peach has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate in or are a party.

Item 8.01. Other Events.

On February 5, 2015, the Company issued a press release announcing Mr. Smith addition to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 12, 2015, the Company issued a press release announcing Mr. Peach appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	At-Will Employment Agreement, dated March 12, 2015, between the Company and Timothy Peach.
99.1	Press Release dated February 5, 2015
99.2	Press Release dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: March 13, 2015	By:	/s/Glenn Stinebaugh
Glenn Stinebaugh
Chief Executive Officer